Exhibit 10.17

Framework Development Agreement

This Framework Development Agreement (“Agreement”) confirms in writing the already orally made agreement between the Parties as of April 2019 and is effective as of 1st day of November, 2018 (the “Effective Date”), between

Integrated Micro-Electronics, Inc., a Philippine corporation located at North Science Ave., Laguna Technopark, 4024 Binan, Laguna, Philippines (“IMI”) and

VIA optronics GmbH, a German corporation located at Sieboldstrasse 18, 90411 Nuremberg, Germany, (“VIA”), (each “Party” or, collectively, “Parties”).

WHEREAS, IMI has expertise in the areas of development of hard and software for optical devices;

WHEREAS VIA has expertise in the area of display and touch panel lamination and assembly, and adhesives and adhesive dispensing systems;

WHEREAS, IMI and VIA are interested in offering systems and sub-systems, especially to automotive customers, and to follow VIAs´ strategy to become a Tier1 supplier to customers.

NOW IN WITNESS THEREOF, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Parties have agreed as follows.

1.    Subject Matter

VIA is providing development and research services for camera projects (“Services”) to IMI under this Agreement. The scope of respective Services will be determined in good faith between the Parties.

CONFIDENTIAL

2.    Statement of Work

It is anticipated that, from time to time, IMI will identify opportunities for which it desires performance of Services by VIA. In such cases, the Parties will negotiate in good faith and seek to execute a Statement of Work (“SOW”) having substantially the form provided in Appendix A to govern performance of the Services. Each SOW should specify at least the following:

(a) Scope of the Services;

(b) SOW term;

(c) Payments;

Any change in the scope of Services, SOW terms, or terms of this Agreement will be made effective only upon written agreement between the Parties.

The Parties agree that each SOW constitutes a separate and individual contract between the Parties, and the terms and conditions of this Agreement will govern and apply to each SOW unless otherwise expressly stated in the relevant SOW.

Both Parties agree to undertake the performance of their respective activities contemplated by this Agreement and SOWs, including the performance of Services, with reasonable due diligence and to use commercially reasonable efforts to perform under each SOW in a professional and ethical manner.

3.    Subcontracting

It is agreed and understood that VIA can subcontract all or any part of the works to be undertaken by them under this Agreement and any SOW to any of its Affiliates or other contractors (“Subcontractors”). In this Agreement “Affiliate” means, with respect to a Party to this Agreement, any other legally recognizable entity that directly or indirectly owns or controls, or is controlled by, or is under common control with such Party. As used herein, ownership or control of a corporation or any other entity requires the direct or indirect ownership of stock or other interest representing more than fifty percent (50%) of the voting power for the election or appointment of directors, managers, general partners, or similar officials of such corporation or entity. VIA will be responsible for all acts and omissions of their Subcontractors in respect of the subcontracted works in all aspects as if the said works were undertaken by VIA itself.

4.    Payment

a)                                     The Parties agree to an average hourly rate of EUR 80.00 per employee plus value added tax, if any.

b)                                     VIA will submit invoices to:

Integrated Micro-Electronics, Inc. (IMI)

North Science Ave., Laguna Technopark

4024 Binan, Laguna

Philippinen

c)                                      IMI will submit payment for the Services without any deductions within 30 days of receipt of an accurate invoice.

d)                                     IMI will bear sole responsibility for any potential taxes, assessments, and other similar payments that may be payable in respect of any monies paid or to be rendered to VIA under this agreement. In the event that IMI is obliged by legal requirements to deduct and withhold any taxes or other duties from the consideration, the amount payable to VIA shall be increased by such amount, leaving VIA as if it would have received the consideration without such deduction. The Parties will cooperate and work in good faith together to reduce any withholding and VIA will provide to IMI any information necessary to reduce such deduction.

e)                                      VIA will be solely responsible for any local taxes in Germany.

5.    Notices

Any notice or communication pertaining to this Agreement or any SOW that are required or permitted under this Agreement or any SOW will be made in writing and will be deemed duly served if delivered personally, sent by facsimile transmissions, electronic mail, or by post to the following:

If to VIA:

VIA optronics GmbH

- Legal Department -

Sieboldstrasse 18

90411 Nuremberg

Germany

If to IMI:

Integrated Micro-Electronic Inc.,

North Science Ave., Laguna Technopark

4024 Binan, Laguna

Philippines

6.    Term and Termination

This Agreement shall become effective as of the Effective Date and shall continue thereafter until terminated in writing by one of the Parties.

Each Party may terminate this Agreement upon 30 days written notice to the other Party.

A termination of this Agreement in its entirety will also result in a termination of all SOWs unless otherwise mutually agreed by the Parties.

The provisions of Sections 7. Ownership, Prosecution, and Enforcement of Intellectual Property Rights, 9. Confidentiality and 10. Governing Law will survive termination of this Agreement.

7.    Ownership, Prosecution, and Enforcement of Intellectual Property Rights

The Parties acknowledge that both Parties possess Background Intellectual Property (“BIP”). No right or title is granted in any BIP except as specifically provided herein. Unless otherwise agreed in writing, preparation, prosecution, maintenance, and enforcement of a Party’s BIP is at the sole discretion of that Party.

No Party acquires any rights to the other Party’s BIP, except as expressly provided herein.

Any Foreground Intellectual Property (“FIP”) that is made by VIA or its Affiliates in any activities or work under this Agreement or any SOW shall be owned by VIA. FIP means all Intellectual Property invented, conceived, developed, devised, discovered, authored, or created by the Parties, either solely or jointly, in the course of performing Services, and all associated Intellectual Property Rights in such Intellectual Property.

8.    Force Majeure

a)                                     In this Agreement, “Force Majeure” means any cause preventing any Party from performing any or all of its obligations which arises from or is attributable to acts, events, omissions, or accidents beyond the reasonable control of the Party so prevented including without limitation to an act of God, riot, civil commotion, malicious damage, compliance with any law or governmental order, rule, regulation or direction, accident, breakdown of plant or machinery, fire, flood or storm, default of suppliers or subcontractors, war, civil war, armed conflict, or terrorist attack, nuclear chemical or biological contamination or sonic boom, but excluding strikes, lock-outs or other industrial disputes (whether involving the workforce of the Party so prevented or another Party) or the unavailability of raw materials.

b)                                     Neither Party will be held responsible for the failure or delay in performance hereunder where such failure or delay is due to Force Majeure, provided such party whose performance is affected by such Force Majeure will promptly give notice to the other Party of the occurrence or circumstance upon which it intends to rely to excuse its performance.

c)                                      If any Party is prevented by Force Majeure from performance of its obligations for a period in excess of three (3) months, then any Party may terminate this Agreement forthwith on service of written notice upon the other Party, in which case no Party will have any liability to any other Party except that rights and liabilities which accrued prior to such termination will continue to subsist.

9.    Confidentiality

Each Party agrees to hold and maintain in confidence all Confidential Information of the other Party. Each Party further agrees not to disclose any Confidential Information of the other Party to any person or entity except to those of its and its Affiliates, employees, Subcontractors, consultants, agents and advisors who have a need to know, and, in any event, each Party shall be fully responsible for any disclosure or use of the Confidential Information in violation of this Agreement of the other Party by any of its or its Affiliates’ employees, Subcontractors, consultants, agents or advisors. Without limiting the foregoing, Confidential Information of the other Party shall not be used except as otherwise permitted by this Agreement, or as may be necessary to exercise any rights or perform any obligations under this Agreement. In performing its obligations under this Agreement, each Party shall use at least that degree of care as it would employ in protecting its own Confidential Information from improper use or disclosure.

10.    Governing Law

This Agreement shall be governed by the laws of the Federal Republic of Germany.

11.    Severability

This Agreement constitutes the whole Agreement between the Parties regarding the subject matter hereof. If any provision of this Agreement will be held to be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions will not in any way be affected or impaired thereby, provided that the intent of the Parties is not materially affected thereby.

Changes to this Cooperation Agreement, including to the requirement of the written form, must be made in writing to become effective.

,	Nuremberg,

/s/ Jerome Tan	/s/ Jürgen Eichner	/s/ Daniel Jürgens
Integrated Micro-Electronic Inc.	VIA optronics GmbH